Exhibit 99.1

Cohu Reports Fourth Quarter 2014 Operating Results

POWAY, Calif., February 19, 2015 – Cohu, Inc. (NASDAQ:COHU) today reported fiscal 2014 fourth quarter net sales of $96.2 million and GAAP income of $1.3 million or $0.05 per share. Net sales for the twelve months ended 2014 were $333.3 million and GAAP income was $5.8 million or $0.22 per share. Income for the fourth quarter and year ended December 27, 2014 included a $5.0 million non-cash, pretax charge for the impairment of goodwill and other assets due to a reduction in the estimated market value of our microwave communications equipment reporting unit. (1)

The Company also reported non-GAAP results, with fourth quarter 2014 income of $10.2 million or $0.39 per share and income of $26.5 million or $1.02 per share for the twelve months ended 2014. (1)

GAAP Results (1)

(in millions, except per share amounts)	Q4 FY 2014	Q3 FY 2014	Q4 FY 2013	12 Months 2014	12 Months 2013
Net sales	$ 96.2	$ 94.4	$ 61.1	$ 333.3	$ 231.6
Income (loss)	$ 1.3	$ 6.9	$ (6.6)	$ 5.8	$ (34.3)
Income (loss) per share	$0.05	$0.27	$(0.27)	$0.22	$(1.37)

Non-GAAP Results (1)

(in millions, except per share amounts)	Q4 FY 2014	Q3 FY 2014	Q4 FY 2013	12 Months 2014	12 Months 2013
Income (loss)	$ 10.2	$ 10.9	$ (2.6)	$ 26.5	$ (19.5)
Income (loss) per share	$0.39	$0.42	$(0.10)	$1.02	$(0.78)
(1)	On June 6, 2014 the Company announced the completion of the sale of substantially all the assets of its video camera segment, Cohu Electronics and, as a result, the operating results of Cohu Electronics have been presented as discontinued operations and all prior period amounts have been reclassified accordingly. All amounts presented are from continuing operations.

Sales of semiconductor equipment accounted for 94% of fiscal 2014 fourth quarter sales and microwave communications equipment contributed 6%.

Orders were $60.7 million for the fourth quarter of 2014 and $86.7 million for the third quarter of 2014. Orders for semiconductor equipment were $56.0 million in the fourth quarter of 2014 compared to $82.6 million in the third quarter of 2014 as customers digested the significant capacity additions from recent quarters. Total consolidated backlog was $75.4 million at December 27, 2014 compared to $110.9 million at September 27, 2014. Cohu expects first quarter 2015 sales to be approximately $63.0 million.

Luis A. Müller, President and Chief Executive Officer of Cohu stated, “Fourth quarter sales were above our guidance and benefited from early acceptances of our new handlers. This wraps up a highly successful year, in which we gained market share, increased sales by 44% to $333.3 million, an all-time record, and improved non-GAAP operating income by approximately $52 million year-over-year.”

Müller concluded, “Midway through Q1 2015, equipment utilization remains at 80% and customer activity is strong in key markets. In January we received a $17.8 million follow-on order for our T-Core thermal subsystem for testing mobile processors. Our strategy is to continue driving incremental sales synergies across our product portfolio, grow share in key markets, lower product cost and apply a strict financial discipline to managing product development.”

Cohu’s Board of Directors approved a quarterly cash dividend of $0.06 per share payable on April 17, 2015 to shareholders of record on March 3, 2015. Cohu has paid consecutive quarterly cash dividends since 1977.

Use of Non-GAAP Financial Information:

Included within this press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets, manufacturing transition costs, employee severance costs, goodwill and other asset impairment, other acquisition costs and the purchase accounting inventory step-up included in cost of goods sold. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain matters discussed in this release, including statements regarding market share gains, expectations of business and market conditions, orders, sales, revenues and operating results are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, risks associated with acquisitions, inventory, goodwill and other asset write-downs; our ability to convert new products under development into production on a timely basis, support product development and meet customer delivery and acceptance requirements for next generation equipment; our reliance on third-party contract manufacturers; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor test handler industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; and the cyclical and unpredictable nature of capital expenditures by semiconductor manufacturers. These and other risks and uncertainties are discussed more fully in Cohu’s filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q. Cohu assumes no obligation to update the information in this release.

About Cohu:

Cohu is a leading supplier of semiconductor test and inspection handlers, micro-electro mechanical system (MEMS) test modules, test contactors and thermal sub-systems used by global semiconductor manufacturers and test subcontractors as well as a supplier of mobile microwave communications equipment.

Cohu will be conducting their conference call on Thursday, February 19, 2015 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The call will be webcast at www.cohu.com. Replays of the call can be accessed at www.cohu.com.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com. Contact: Jeffrey D. Jones - Investor Relations (858) 848-8106

COHU, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended (1)		Twelve Months Ended (1)
	December 27,	December 28,	December 27,	December 28,
	2014	2013	2014	2013
Net sales	$96,168	$61,136	$333,323	$231,574
Cost and expenses:
Cost of sales	64,793	43,888	221,088	168,186
Research and development	10,182	11,251	40,601	46,452
Selling, general and administrative	14,124	12,664	57,536	54,053
Impairment of goodwill and other assets (2)	5,000	-	5,000	-

	94,099	67,803	324,225	268,691

Income (loss) from operations	2,069	(6,667)	9,098	(37,117)
Interest and other, net	5	12	30	54

Income (loss) from continuing operations before taxes	2,074	(6,655)	9,128	(37,063)
Income tax provision (benefit)	737	(77)	3,293	(2,803)

Income (loss) from continuing operations	1,337	(6,578)	5,835	(34,260)

Discontinued operations:
Income from discontinued operations before taxes (3)	301	201	4,192	1,317
Income tax provision	1,264	73	1,319	475

Income (loss) from discontinued operations	(963)	128	2,873	842

Net income (loss)	$374	$(6,450)	$8,708	$(33,418)

Income (loss) per share:
Basic:
Income (loss) from continuing operations	$0.05	$(0.27)	$0.23	$(1.37)
Income (loss) from discontinued operations	(0.04)	0.01	0.11	0.03

Net income (loss)	$0.01	$(0.26)	$0.34	$(1.34)

Diluted:
Income (loss) from continuing operations	$0.05	$(0.27)	$0.22	$(1.37)
Income (loss) from discontinued operations	(0.04)	0.01	0.11	0.03

Net income (loss)	$0.01	$(0.26)	$0.33	$(1.34)

Weighted average shares used in computing income (loss) per share: (4)
Basic	25,646	25,031	25,393	24,859

Diluted	26,338	25,031	26,006	24,859

(1)	The three- and twelve-month periods ended December 27, 2014 and December 28, 2013 were comprised of 13 weeks and 52 weeks, respectively. On June 6, 2014 the Company announced the completion of the sale of substantially all the assets of its video camera segment, Cohu Electronics and, as a result, the operating results of Cohu Electronics have been presented as discontinued operations and all prior period amounts have been reclassified accordingly.

(2)	Amount represents an impairment charge recorded against goodwill and other assets of the Company’s mobile microwave communications equipment segment during the fourth quarter of 2014.

(3)	Includes a gain on sale of our video camera segment of $4.4 million for the twelve-month period ended December 27, 2014 and $0.3 million for the three months ended December 27, 2014. The additional gain recognized in the fourth quarter was a result of a fair market value adjustment to the contingent consideration expected to be received.

(4)	The Company has utilized the “control number” concept in the computation of diluted earnings per share to determine whether a potential common stock instrument is dilutive. The control number used is income/loss from continuing operations. The control number concept requires that the same number of potentially dilutive securities applied in computing diluted earnings per share from continuing operations be applied to all other categories of income or loss, regardless of their anti-dilutive effect on such categories. Therefore, no dilutive effect is recognized in the calculation of income from discontinued operations per share for the three and twelve months ended December 28, 2013.

COHU, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 27,	December 28,
	2014 (1)	2013 (1)
Assets:
Current assets:
Cash and investments	$72,040	$52,868
Accounts receivable	73,646	58,164
Inventories	55,545	55,409
Other current assets	13,586	14,135
Current assets of discontinued operations	-	6,272

Total current assets	214,817	186,848
Property, plant & equipment, net	31,854	35,796
Goodwill	63,132	71,313
Intangible assets, net	33,087	45,315
Other assets	5,928	5,720
Noncurrent assets of discontinued operations	-	431

Total assets	$348,818	$345,423

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$7,445	$6,066
Other current liabilities	62,108	53,198
Current liabilities of discontinued operations	-	1,747

Total current liabilities	69,553	61,011
Other noncurrent liabilities	32,197	31,252
Stockholders’ equity	247,068	253,160

Total liabilities & stockholders’ equity	$348,818	$345,423

(1)	On June 6, 2014 the Company announced the completion of the sale of substantially all the assets of its video camera segment, Cohu Electronics and, as a result, the assets and liabilities of Cohu Electronics have been presented as discontinued operations and all prior period amounts have been reclassified accordingly.

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	December 27,	September 27,	December 28,
	2014	2014	2013
Income (loss) from operations - GAAP basis (a)	$2,069	$9,408	$(6,667)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	141	85	139
Research and development	501	455	458
Selling, general and administrative	1,153	1,082	878

	1,795	1,622	1,475
Amortization of intangible assets included in (c):
Cost of goods sold	1,517	1,605	1,619
Selling, general and administrative	398	421	454

	1,915	2,026	2,073
Manufacturing transition and severance costs included in (d):
Cost of goods sold	72	103	130
Research and development	77	195	187
Selling, general and administrative	513	423	620

	662	721	937
Impairment of goodwill and other assets (e)	5,000	-	-
Inventory step-up included in cost of goods sold (f)	-	-	7

Income (loss) from operations - non-GAAP basis (g)	$11,441	$13,777	$(2,175)

Income (loss) from continuing operations - GAAP basis	$1,337	$6,921	$(6,578)
Non-GAAP adjustments (as scheduled above)	9,372	4,369	4,492
Tax effect of non-GAAP adjustments (h)	(493)	(342)	(494)

Income (loss) from continuing operations - non-GAAP basis	$10,216	$10,948	$(2,580)

GAAP income (loss) from continuing operations per share - diluted	$0.05	$0.27	$(0.27)
Non-GAAP income (loss) from continuing operations per share - diluted (i)	$0.39	$0.42	$(0.10)

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Manufacturing transition costs relate principally to employee severance expenses incurred as a result of moving certain manufacturing activities to Asia as part of our cost reduction efforts and employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Goodwill and other asset impairment exists when the reporting unit’s carrying value exceeds its fair value. Management has excluded this item because it is not reflective of the ongoing operating results and because of the infrequent and non-cash nature of this activity. Inventory step-up have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	2.2%, 10.0% and (10.9)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate manufacturing transition and employee severance costs.
(e)	To eliminate the impairment charge for goodwill and other assets recorded by our microwave communications equipment reporting unit.
(f)	To eliminate the inventory step-up costs incurred related to the acquisition of Ismeca.
(g)	11.9%, 14.6% and (3.6)% of net sales, respectively.
(h)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(i)	Computed using number of GAAP diluted shares outstanding for each period presented.

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Twelve Months Ended
	December 27,	December 28,
	2014	2013
Income (loss) from operations - GAAP basis (a)	$9,098	$(37,117)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	491	390
Research and development	1,901	1,677
Selling, general and administrative	4,193	3,279

	6,585	5,346
Amortization of intangible assets included in (c):
Cost of goods sold	6,409	6,354
Selling, general and administrative	1,681	1,696

	8,090	8,050
Manufacturing transition and severance costs included in (d):
Cost of goods sold	369	288
Research and development	478	352
Selling, general and administrative	2,231	1,695

	3,078	2,335
Impairment of goodwill and other assets (e)	5,000	-
Other acquisition costs included in selling, general and administrative (f)	-	385
Inventory step-up included in costs of goods sold (g)	-	987

Income (loss) from operations - non-GAAP basis (h)	$31,851	$(20,014)

Income (loss) from continuing operations - GAAP basis	$5,835	$(34,260)
Non-GAAP adjustments (as scheduled above)	22,753	17,103
Tax effect of non-GAAP adjustments (i)	(2,072)	(2,335)

Income (loss) from continuing operations - non-GAAP basis	$26,516	$(19,492)

GAAP income (loss) from continuing operations per share - diluted	$0.22	$(1.37)
Non-GAAP income (loss) from continuing operations per share - diluted (j)	$1.02	$(0.78)

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Manufacturing transition costs relate principally to employee severance expenses incurred as a result of moving certain manufacturing activities to Asia as part of our cost reduction efforts and employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Goodwill and other assets impairment exists when the reporting unit’s carrying value exceeds its fair value. Management has excluded this item because it is not reflective of the ongoing operating results and because of the infrequent and non-cash nature of this activity. Other acquisition costs and inventory step-up have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	2.7% and (16.0)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate manufacturing transition and employee severance costs.
(e)	To eliminate the impairment charge for goodwill and other assets recorded by our microwave communications equipment reporting unit.
(f)	To eliminate professional fees and other direct incremental expenses incurred related to the acquisition of Ismeca.
(g)	To eliminate the inventory step-up costs incurred related to the acquisition of Ismeca.
(h)	9.6% and (8.6)% of net sales, respectively.
(i)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(j)	Computed using number of GAAP diluted shares outstanding for each period presented.